UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2019

Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY		10118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Coty Inc. (NYSE: COTY) (the “Company”) announced that Greerson McMullen, the Company’s Chief Legal Officer, General Counsel and Secretary, has resigned for personal reasons (in connection with a change of work location). Pursuant to a mutual agreement between Mr. McMullen and a subsidiary of the Company (the “Separation Agreement”), Mr. McMullen will continue to perform his normal duties as Chief Legal Officer, General Counsel and Secretary until December 31, 2019, after which he will commence a garden leave period and continue as a non-executive employee of the Company until the termination of his employment as of June 30, 2020 or such earlier date as may be mutually agreed (the “Resignation Date”). A replacement is expected to be appointed in due time.

The Separation Agreement provides for Mr. McMullen to receive his normal salary and benefits until June 30, 2020, and a bonus for the Company’s fiscal year 2020 based on the greater of actual Company performance over that period and Mr. McMullen’s target. The Separation Agreement also provides for Mr. McMullen to receive supplemental payments of up to £2,075,790, including the reimbursement of certain qualifying professional expenses, to be paid over time in fiscal years 2020 and 2021. In addition, Mr. McMullen is entitled to the reimbursement of eligible relocation expenses, the continuation of health and life benefits through June 30, 2022 and the continuation of certain tax assistance benefits covering all taxable periods through December 31, 2022. Pursuant to the Separation Agreement, Mr. McMullen’s outstanding equity awards will be treated in accordance with the governing award documentation. Following the Resignation Date, Mr. McMullen will be subject to certain non-solicitation obligations as set forth in the Separation Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: October 16, 2019	By:	/s/ Pierre-Andre Terisse
Pierre-Andre Terisse
Chief Financial Officer